UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only

☐	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

AMC ROBOTICS CORPORATION

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.	☐	Fee paid previously.	☐	Fee computed under Item 25(b) of Schedule 14A.

AMC ROBOTICS CORPORATION

12 East 49th Street, Suite 1805

New York, New York 10017

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To be held on December 2, 2026

To our stockholders:

The 2026 annual meeting of stockholders of AMC Robotics Corporation (the “Company,” “AMC,” “we,” “us” or “our”) will be held on December 2, 2026, at 10:00 a.m. Eastern Time, virtually at https://_____________, or at such other time, on such other date and at such other place at which the meeting may be adjourned or postponed. You may attend and vote virtually using the instructions in the accompanying proxy statement. The meeting will consider the following matters:

●	Proposal 1: To elect Shengwei (Sean) Da, Hongfei Zhang, Dahe (Taylor) Zhang and Yong (David) Yan as directors to serve until the 2027 annual meeting and until their successors are duly elected and qualified.

●	Proposal 2: To approve, for purposes of Nasdaq Listing Rule 5635(b) and 5635(d) and the applicable provisions of that certain standby equity purchase agreement, dated September 17, 2026 with Ayame Asset Holdings LLC (the “SEPA”), the issuance of shares of our common stock, par value $0.0001 per share (“Common Stock”), under such agreement and the related convertible promissory notes in excess of 19.99% of our outstanding shares of Common Stock on the date of the SEPA (the “Exchange Cap”), as described in this proxy statement (the “NASDAQ Proposal”).

●	Proposal 3: To approve the adjournment of the meeting, if necessary or appropriate, as determined by our board of directors (the “Adjournment Proposal”).

The board of directors has fixed the close of business on November 9, 2026 as the record date. Only holders of record of Common Stock on that date may vote. An aggregate of ____ shares of Common Stock were issued and outstanding and entitled to vote as of the record date. Each share of Common Stock carries one vote per share. A list of stockholders entitled to vote will be available in accordance with Delaware law.

The board recommends a vote FOR each director nominee, FOR the NASDAQ Proposal and FOR the Adjournment Proposal. Please vote promptly in accordance with the instructions on your proxy card or voting instruction form.

The notice, this proxy statement, proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) are first being made available to stockholders on or about November ___, 2026. The Annual Report contains financial information but is not part of this proxy statement.

Your vote is very important, regardless of the number of shares of our Common Stock that you own. Whether or not you expect to attend the annual meeting, please vote as promptly as possible to ensure your representation and the presence of a quorum at the annual meeting. To vote your shares, you may use the enclosed proxy card, vote by telephone or over the Internet, or attend the meeting virtually and submit your vote electronically. If your shares are held in the name of a broker, bank or other nominee, and you receive these materials through your broker, bank or other nominee, please complete and return the materials in accordance with the instructions provided to you by such nominee holder, or contact your broker, bank or other nominee directly in order to obtain a proxy issued to you by such nominee holder to virtually attend the meeting and vote online during the meeting. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.

On behalf of the board of directors, I urge you to submit your vote as soon as possible, even if you plan to attend the annual meeting virtually.

By Order of the Board of Directors,

Shengwei (Sean) Da

Chairman and Chief Executive Officer

November ___, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on December 2, 2026: This proxy statement, the proxy card, and our Annual Report are available at https://_____________.

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AMC ROBOTICS CORPORATION

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is being furnished by the board of directors of AMC Robotics Corporation in connection with its solicitation of proxies for the 2026 annual meeting and any adjournment or postponement thereof. The meeting will address director elections, approval of issuances under the September 2026 standby equity purchase agreement with Ayame Asset Holdings LLC that exceed the Exchange Cap, and a possible adjournment.

Meeting and voting information

When and where is the meeting?

The annual meeting will be held on December 2, 2026 at 10:00 a.m. Eastern Time, virtually at https://_____________, or at such other time, on such other date and at such other place at which the meeting may be adjourned or postponed. Stockholders of record on the record date may attend and vote electronically using the instructions in the accompanying proxy card. Beneficial owners should follow the voting instruction form supplied by their bank, broker or nominee.

Who may vote and how many votes are there?

Only holders of record of our Common Stock at the close of business on November 9, 2026 may vote. There was an aggregate of ______ shares of Common Stock issued and outstanding on that date. Each share of Common Stock is entitled to one vote on each matter and one vote for each director position. Stockholders may vote by internet, telephone or mail as described on the accompanying proxy card, or electronically at the meeting. Beneficial owners whose shares are held by a broker, bank or other nominee must follow that nominee’s instructions and obtain a legal proxy if required to vote at the meeting.

What constitutes a quorum?

Our bylaws require the holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, for a quorum. Abstentions and broker non-votes are counted as present for quorum purposes. If a quorum is absent, the meeting may be adjourned in accordance with our bylaws.

What vote is required and how are abstentions and broker non-votes treated?

Matter	Voting standard	Abstentions and broker non-votes
Director election	Plurality of the votes cast for each seat; the four nominees receiving the most FOR votes are elected.	Withheld votes and broker non-votes do not count as votes FOR a nominee.
NASDAQ Proposal	Affirmative vote of a majority of the shares represented and entitled to vote on the proposal.	An abstention has the effect of a vote AGAINST under our bylaws; broker non-votes have no effect if the shares are not entitled to vote on the proposal.
Adjournment Proposal	Affirmative vote of a majority of the shares represented and entitled to vote on the proposal.	An abstention has the effect of a vote AGAINST; broker non-votes have no effect if the shares are not entitled to vote on the proposal.

Director elections and the NASDAQ Proposal are non-routine matters for broker voting. The Adjournment Proposal may also be treated as non-routine. If you hold shares in street name, please give voting instructions to your bank, broker or nominee.

A broker non-vote occurs when a broker holds shares in street name, receives no voting instructions and lacks authority to vote on a proposal. Broker non-votes are generally not counted as shares entitled to vote on that proposal. Withheld votes and broker non-votes do not help elect a director under our plurality standard.

What if I receive more than one proxy card or voting instruction form?

You may receive more than one proxy card or form if your shares are registered in different names or held in more than one brokerage account. Please follow the instructions on each to ensure that all your shares are voted. Stockholders of record may use https://___________ or the enclosed proxy card. Voting by one method will supersede an earlier vote if it is timely received. The deadline for voting electronically before the meeting is 11:59 p.m. on the night before the meeting date.

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Who will count the votes and when will results be available?

A representative from Continental Stock Transfer & Trust Company, our transfer agent, will serve as inspector of election and will tabulate votes separately for each matter. We expect to announce preliminary results at the meeting and report final results in a Current Report on Form 8-K within four business days after the meeting, or follow the applicable SEC process if final results are unavailable by then.

Are the proposals conditioned on one another?

No. Each proposal being presented at the meeting are independent from one another and are not conditioned on the others. The Company expects to consider the Adjournment Proposal only if an adjournment is necessary or appropriate.

Can I change my vote?

A stockholder of record may revoke a proxy before it is voted by submitting a later dated proxy using an available voting method, by delivering written notice to our corporate secretary at 12 East 49th Street, Suite 1805, New York, New York 10017, or by voting at the meeting. Attendance alone will not revoke a proxy. A beneficial owner should contact its broker, bank or other nominee for instructions.

How will an unmarked proxy be voted?

If you return a signed proxy card without marking voting choices, the persons named on the card will vote FOR the four director nominees, FOR the NASDAQ Proposal and FOR the Adjournment Proposal. They will use their judgment on any other matter properly brought before the meeting.

Who pays for the solicitation?

We will pay the cost of soliciting proxies. Our directors, officers and employees may solicit proxies without additional compensation by mail, telephone, electronic communication or personal contact. We will reimburse brokers, banks and other nominees for reasonable expenses in forwarding materials.

How do our officers and directors intend to vote at the meeting?

Our officers and directors are expected to vote all of their shares in favor of the director nominees being presented for election at the meeting and in favor of the NASDAQ Proposal. Shengwei (Sean) Da, through entities he controls, beneficially owns approximately 83% of our outstanding shares of Common Stock. Accordingly, it is expected that each director nominee will be re-elected at the meeting and the NASDAQ Proposal will be approved at the meeting.

Where can I find additional information?

Our filings with the SEC, including our Annual Report, are available at www.sec.gov. Copies can be requested without charge from AMC Robotics Corporation, 12 East 49th Street, Suite 1805, New York, New York 10017, Attn: Corporate Secretary. Information in those filings is not incorporated by reference into this proxy statement unless expressly stated.

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Proposal 1 Election of directors

The board currently consists of four directors. The board has nominated the following four incumbent directors for election to serve until the next annual meeting and until their successors are duly elected and qualified, subject to earlier resignation or removal:

Nominee	Age	Principal role
Shengwei (Sean) Da	56	Chairman and Chief Executive Officer
Hongfei Zhang	61	Independent director
Dahe (Taylor) Zhang	47	Independent director
Yong (David) Yan	52	Independent director

Each nominee has consented to serve if elected. As provided under the certificate of incorporation, each director is elected annually until Mr. Da no longer beneficially owns more than 50% of the outstanding voting stock, at which time the board will be reorganized into classes and each director will be elected for a term of three years.

Nominee biographies

Shengwei (Sean) Da has served as our Chairman and Chief Executive Officer since December 2025. Mr. Da is the founder of AMC Corp. and the “YI” brand and has served as its Chairman of the Board of Directors since its formation in October 2021. Prior to founding AMC, he founded Kami Vision Incorporated, a provider of AI-based care services for seniors both at home and at assisted living facilities, in 2019, where he also served as Executive Chairman. From April 2014 to January 2021, Mr. Da served as Chairman and Chief Executive Officer at YI Technology, Inc., a provider of internet protocol cameras. Additional experience includes serving as Engineering Director at Intersil from December 2009 to August 2011, Chief Technology Officer at Rock Semiconductor from 2005 to December 2009, and Staff Design Engineer at Analog Device in the Power Management Group from 2002 to 2005. Early in Mr. Da’s career, he held the role of Member of Technical Staff in the High Speed Data Converter Group at Maxim Integrated Products from June 2000 to May 2002. Mr. Da holds a Ph.D. in Electrical Engineering from the University of California, Davis and a BSEE from Tsinghua University in China. We believe his experience with AMC Corp. and the “YI” brand and his other business experience and relationships make him well-qualified to serve on our board of directors.

Hongfei Zhang has served as a member of the board of directors since December 2025. Mr. Zhang has experience in several sectors including quantitative finance and securities. Mr. Zhang has served as Managing Partner at KIG Capital Advisors, a financial services and direct investment firm focusing on US-China cross border opportunities, since 2011. While at KIG, Mr. Zhang has been overseeing private equity and venture capital investments in technology, biotech, and consumer sectors, with interests in ESG, crypto, and Web3. From 2001 to 2011, he was Chief Risk Officer at Dexia Financial Products, managing risk, derivatives, and asset/liability functions. Previously, he held roles as Vice President at Deutsche Bank focused on risk analytics, and Director of Investment at Nationwide, where he developed early insurance hedging strategies. Mr. Zhang received a BS in Applied Mathematics from Tsinghua University and doctorate in Mathematics from Delft University of Technology. We believe his experience and business relationships make him well-qualified to serve on our board of directors.

Dahe (Taylor) Zhang has served as a member of the board of directors since December 2025. Mr. Zhang has served as managing director at Ascendant Global Advisor, Inc since 2018. He has also served as Chief Financial Officer of Cayson Acquisition Corp, a blank check company (Nasdaq: CAPN), since May 2024. He previously served as Chief Financial Officer and Executive Director of TenX Keane Acquisition, a blank check company (Nasdaq: TENK), from March 2021 to August 2024 when the company successfully consummated its initial business combination with Citius Oncology Inc (Nasdaq: CTOR), a platform to develop and commercialize novel targeted oncology therapies. In December 2025, Citius Oncology launched LYMPHIR, approved by the FDA for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. From May 2009 to December 2021, Mr. Zhang served as Chief Financial Officer and executive director of XD Plastics Company Limited (“XD”), where he oversaw XD’s major financial and capital market matters, including exchange listing, direct equity financing from international prominent institutional investors and a global bond offering. During his tenure at XD, its revenue grew at CAGR of 56% and exceeded US$1 billion in six years after its listing. From May 2008 to March 2009, Mr. Zhang served as Chief Financial Officer of Advanced Battery Technologies, Inc. Mr. Zhang received a bachelor’s degree in mechanical and electronic engineering from Beijing Technology and Business University and an M.B.A. from University of Florida. We believe his public company and finance experience makes him well-qualified to serve on our board of directors.

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Yong (David) Yan has served as a member of the board of directors since December 2025. He previously served as the Chief Executive Officer of AlphaVest Acquisition Corp prior to such date. Mr. Yan has been a partner at the Shanghai-based V-Stone Capital since January 2014, where he oversees fund raising and private equity investments in FinTech, BlockChain, Big Data, Healthcare and other areas. Prior to joining V-Stone Capital, Dr. Yan was the General Manager and CIO of Hubei Hongtai Industrial Investment Fund, a private equity fund of funds. Previously, Dr. Yan was a Managing Director of Fosun Group, one of the largest private conglomerates in China, where he was in charge of investments in the financial sectors, such as online financial platform, securitization and fin-tech, as well as building an in-house P2P platform. Prior to joining the Fosun Group, Dr. Yan was the General Manager of New Product Development at Lufax, one of the world’s largest fintech companies, owned by PingAn Group. Prior to moving to China in early 2014, Dr. Yan worked on Wall Street for almost 15 years, including 10 years at Credit Suisse, as the head of research of the global structured product market. Dr. Yan also worked at other financial firms such as Merrill Lynch. Dr. Yan is the ex-President of TCFA (The Chinese Finance Association) in New York. He is also a Vice President of Zhongguancun Private Equity & Venture Capital Association (ZVCA) in Beijing. Mr. Yan received a Ph.D. in Finance from the University of Alabama and is a CFA charter holder. We believe his public company and finance experience makes him well-qualified to serve on our board of directors.

If a nominee becomes unavailable, the persons named as proxies may vote for a substitute nominated by the board. The board has no present reason to believe any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE.

Corporate governance and board committees

The board has determined that Hongfei Zhang, Dahe (Taylor) Zhang and Yong (David) Yan are independent under Nasdaq standards and that Mr. Da, our Chief Executive Officer, is not independent. The Company is a “controlled company” under Nasdaq rules, but does not currently rely on the available exemptions from the applicable board and committee independence requirements.

Our audit, compensation, and nominating and governance committees consist of Hongfei Zhang, Dahe (Taylor) Zhang and Yong (David) Yan. The board has determined that Hongfei Zhang qualifies as an audit committee financial expert. Each committee operates under a charter approved by the board and available at www.sec.gov. During 2025, the board held ______ meetings and the audit, compensation, and nominating and governance committees held ____, _____ and ____ meetings, respectively.

Board leadership and oversight

Mr. Da serves as Chairman and Chief Executive Officer. This centralizes authority in one person, creating clear, unified leadership and faster decision-making. The voard also believes that the combination of these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and is important in unifying AMC’S strategy behind a single vision. The board does not maintain a separate standing risk committee. The full board monitors strategy and operating risks. The audit committee addresses financial, accounting, legal and compliance risks; the compensation committee reviews risks arising from incentive and compensation arrangements. Management reports material risks to the board and the appropriate committee.

Audit Committee

Yong (David) Yan, Dahe (Taylor) Zhang and Hongfei Zhang are currently the members of the Audit Committee. The Audit Committee meets Nasdaq audit committee composition requirements. Each member of the Audit Committee is financially literate. The board of directors of the Company has determined that Hongfei Zhang qualifies as an “audit committee financial expert” as defined by the SEC.

The functions of the Audit Committee include, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing AMC’s independent registered public accounting firm;

●	discussing with AMC’s independent registered public accounting firm their independence from management;

●	reviewing, with AMC’s independent registered public accounting firm, the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by AMC’s independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and AMC’s independent registered public accounting firm the quarterly and annual financial statements that AMC files with the SEC;

●	overseeing AMC’s financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing AMC’s policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

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The composition and function of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, all applicable SEC rules and regulations and all applicable Nasdaq listing rules. We will comply with future requirements of the SEC, Nasdaq or other applicable authority to the extent they become applicable to our company.

The Audit Committee has established a procedure whereby complaints or concerns regarding accounting, internal controls or auditing matters may be submitted anonymously to the Audit Committee by email.

Compensation Committee

Yong (David) Yan, Dahe (Taylor) Zhang and Hongfei Zhang are currently the members of the Compensation Committee. The Board has determined that each of the members of the Compensation Committee satisfies the independence requirements of Nasdaq and is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.

The functions of the Compensation Committee include, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving the compensation of our Chief Executive Officer, and the Chief Executive Officer may not be present during voting or deliberations on his or her compensation;

●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to the Board regarding the compensation of our other executive officers;

●	reviewing and approving or making recommendations to the Board regarding our incentive compensation and equity-based plans, policies and programs;

●	reviewing and approving all employment agreement and severance arrangements for our executive officers;

●	making recommendations to the Board regarding the compensation of our directors; and

●	retaining and overseeing any compensation consultants.

The Compensation Committee may also, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other advisor and is directly responsible for the appointment, compensation and oversight of the work of any such advisor. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other advisor, the Compensation Committee will consider the independence of each such advisor, including the factors required by Nasdaq and the SEC.

The composition and function of the Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. The Company will comply with future requirements of the SEC, Nasdaq or other applicable authority to the extent they become applicable to the Company. The Company maintains the Compensation Committee in accordance with the rules of Nasdaq notwithstanding the general availability of an exemption from those rules for controlled companies. There can be no assurance that the Company will not avail itself of the exemption for controlled companies in the future.

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Nominating and Governance Committee

Yong (David) Yan, Dahe (Taylor) Zhang and Hongfei Zhang are currently the members of the Nominating and Corporate Governance Committee. The board of directors has determined that each of the members of the Compensation Committee satisfies the independence requirements of Nasdaq.

The Nominating and Governance Committee assists the Board by identifying and recommending individuals qualified to become members of the board of directors. The Nominating and Corporate Governance Committee is responsible for evaluating the composition, size and governance of the board of directors and its committees and making recommendations regarding future planning and the appointment of directors to the committees, establishing a policy for considering stockholder nominees to the board of directors, reviewing the corporate governance principles and making recommendations to the board of directors regarding possible changes; and reviewing and monitoring compliance with our Code of Business Conduct and Ethics.

The Company maintains the Nominating and Corporate Governance Committee in accordance with the rules of Nasdaq notwithstanding the general availability of an exemption from those rules for controlled companies. There can be no assurance that the Company will not avail itself of the exemption for controlled companies in the future.

Board attendance and stockholder communications

Each incumbent director attended at least 75% of the aggregate number of board and committee meetings on which he served during 2025. This is our first annual meeting since the December 2025 business combination. Stockholders may send communications to the board or individual directors at the Company’s principal office, Attention: Corporate Secretary.

Insider trading policy

The Company has adopted an insider trading policy that applies to directors, officers, employees and consultants. It generally prohibits trading in Company securities while aware of material nonpublic information. It also generally restricts hedging transactions by corporate insiders. The Company believes the policy is reasonably designed to promote compliance with insider trading laws, rules and applicable listing standards. A copy of our insider trading policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Audit committee report

The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2025 with management and UHY LLP, discussed the matters required by applicable PCAOB and SEC standards with UHY LLP, received and discussed the auditor’s written independence communications, and recommended to the board that the audited financial statements be included in the Company’s Annual Report.

The Audit Committee:

Hongfei Zhang

Dahe (Taylor) Zhang

Yong (David) Yan

The foregoing audit committee report is furnished and is not deemed filed with the SEC or incorporated by reference into any other Company filing unless expressly stated.

Family relationships and other arrangements

There are no family relationships among our directors and executive officers. Except as disclosed in this proxy statement, there are no arrangements or understandings with any other person pursuant to which any nominee was selected, and no reportable legal proceedings involving our directors or executive officers.

Executive and director compensation

The following table summarizes compensation for the named executive officer for the fiscal years ended December 31, 2025 and 2024, as reported in our 2025 Form 10-K.

Name and position	Year	Salary	Bonus	Other	Total
Shengwei (Sean) Da, CEO	2025	$0	$0	$0	$0
Shengwei (Sean) Da, CEO	2024	$0	$0	$0	$0

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Narrative to summary compensation table

Mr. Da serves as AMC’s Chairman and Chief Executive Officer and is employed on an at-will basis. Mr. Da does not have a written employment agreement with the Company and his compensation is determined from time to time by the Board of Directors.

During 2025, Mr. Da did not receive a base salary or cash bonus from the Company. The Company may reimburse Mr. Da for reasonable business expenses incurred in connection with his services. Any future compensation arrangements, including salary, bonus or equity-based compensation, will be determined by the Board of Directors based on the Company’s financial condition, operating results and other relevant factors.

Annual Bonus Compensation

For the fiscal years ended December 31, 2025 and 2024, AMC did not maintain any cash-based annual bonus plan.

Equity awards and the 2025 Incentive Equity Plan

The 2025 Incentive Equity Plan permits grants of equity awards to eligible officers, directors, employees and consultants following the December 2025 business combination. There are 1,129,770 shares of Common Stock remaining available under that stockholder-approved plan as of December 31, 2025, with no outstanding options, warrants or rights under the plan and no awards granted to date.

Additional Narrative Disclosure

Retirement Benefits

AMC does not provide a pension plan for employees and the named executive officer did not participate in a nonqualified deferred compensation plan during the fiscal years ended December 31, 2025 and 2024.

Health/Welfare Plans

AMC intends to provide the following benefits to the named executive officers on the same basis provided to all of employees, pending approval from the Compensation Committee:

●	health insurance; and
●	a health savings account.

Security ownership of certain beneficial owners and management

The following table shows beneficial ownership of our Common Stock as of the record date by each director and executive officer, all directors and executive officers as a group, and each person known to beneficially own more than five percent. Beneficial ownership includes shares acquirable within 60 days. These shares are included in the denominator only for the holder’s percentage. Except as otherwise noted, each person has sole voting and investment power over the shares shown.

Name of Beneficial Owner(1)	Number of Shares		% of Common Stock
Directors and Executive Officers
Shengwei (Sean) Da	20,883,707	(2)	83.2%
Min Ma	-
Hongfei Zhang	-
Dahe (Taylor) Zhang(3)	557,232		2.5%
Yong (David) Yan	-
All executive officers and directors as a group (5 persons)	21,440,939		85.4%
5% or Greater Shareholders	-
Peace Capital Limited(4)	1,322,916		5.9%
Pengfei Zheng(5)	1,322,916		5.9%

(1)	Unless otherwise noted, the business address of each of the following entities and individuals is c/o AMC Robotics Corporation, 12 East 49th Street, Suite 1805, New York, New York 10017.
(2)	Represents (i) 16,000,000 shares held by trusts controlled by Mr. Da and (ii) 1,050,000 shares and 3,833,707 shares issuable upon exercise of warrants held by Kami Vision Incorporated, of which Mr. Da is executive chairman and 80% owner.
(3)	AlphaVest Holding LP is the record holder of founder shares reported herein. AlphaVest Management LLC is the managing member of AlphaVest Holding LP and Dahe (Taylor) Zhang is the manager of AlphaVest Management LLC. Accordingly, Mr. Zhang is deemed to be the beneficial owner of such shares.
(4)	Peace Capital Limited is the record holder of the shares reported herein. Pengfei Zheng is the sole director and shareholder of Peace Capital Limited. Accordingly, he is deemed to be the beneficial owner of such shares. The business address of Peace Capital Limited is Flat/Rm. 806 08/F, OfficePlus @Prince Edward, 794-802 Nathan Road, KLN, Hong Kong.
(5)	Includes shares held by Peace Capital Limited. Pengfei Zheng is deemed to be the beneficial owner of such shares. The business address of Pengfei Zheng is Flat/Rm. 806 08/F, OfficePlus @Prince Edward, 794-802 Nathan Road, KLN, Hong Kong.

Section 16(a) reporting compliance

Based solely on the Company’s review of forms furnished to it and written representations from reporting persons, all reports required by Section 16(a) of the Exchange Act for fiscal 2025 were timely filed.

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Certain relationships and related transactions

The principal related parties with which AMC had transactions during the six months ended June 30, 2026 and the years ended December 31, 2025 and 2024 are set forth below. For purposes of this section, references to AMC for periods prior to the consummation of the Business Combination relate to AMC Washington as appropriate.

Senslab HK Limited and Senslab Technology Co., Ltd

Sean Da, the Company’s majority stockholder, owns approximately 38% of Senslab Technology Co., Ltd. (“Senslab SH”), which owns 100% of Senslab HK Limited (“Senslab HK”). Both entities are therefore considered related parties of the Company. Historically, the Company procured security cameras from Senslab HK. Senslab HK purchased the products from Senslab SH and exported them to the Company. Beginning in the fourth quarter of 2023, after Senslab SH obtained import and export trade approval, the Company also began purchasing security cameras directly from Senslab SH.

During the years ended December 31, 2025 and 2024, the Company purchased security cameras from Senslab HK in the amounts of $0 and $539,068, respectively. During the same periods, purchases from Senslab SH totaled $186,005 and $6,347,602, respectively. The significant decrease in purchases from related party suppliers in 2025 was primarily due to a shift in the Company’s business model toward higher-margin revenue streams, including revenue sharing and intelligent information services, which reduced the Company’s reliance on product sales and corresponding inventory purchases.

As of December 31, 2025 and 2024, accounts payable due to Senslab HK were $0 and $2,285,008, respectively. Accounts payable due to Senslab SH were $0 and $6,258,235, respectively.

As of December 31, 2024, total accounts payable to Senslab HK and Senslab SH aggregated $8,543,243, representing approximately 89% of the Company’s total liabilities. During 2025, the Company settled all outstanding balances payable to Senslab HK and Senslab SH. Accordingly, as of December 31, 2025, there were no outstanding accounts payable balances due to either entity. The settlement of these balances during 2025 significantly reduced the Company’s concentration of liabilities with related-party suppliers compared to the prior year.

During the six months ended June 30, 2026, the Company made advance payments of $1,056,527 to Senslab SH for anticipated inventory purchases. As of June 30, 2026, the related inventory had not yet been received and the amount remained recorded as advance to suppliers – related party. As of June 30, 2026, the Company also had advances to suppliers of $21,387 due from Senslab HK and other receivables of $42,083 due from Senslab SH. The Company had no accounts payable balances due to Senslab SH or Senslab HK as of June 30, 2026.

Ants Technology (HK) Limited

The Amazon online store for the North America region operated under Ants Technology (HK) Limited. Pursuant to the Authorization Agreement, Ants authorized AMC to utilize its Amazon account free of charge for a duration of 5 years, starting from October 21, 2021. AMC has terminated the Authorization Agreement early and assumed ownership of the online store on the e-commerce platform from Ants in January 2025. Ants has transferred to the Company all of its ownership in the Amazon online store, including but not limited to the ownership of the shop, business operation rights, customer resources, operational data, technical data, brand usage rights, intellectual property rights (such as trademarks, patents, copyrights, as applicable), and other assets and rights related to the operation of the Amazon online store. Mr. Da owns 95% of Ants.

Prepayment

Upon signing the Authorization Agreement, the Company agreed to sell Ants’ remaining camera inventories and reimburse certain costs incurred by Ants on its behalf. To facilitate these payments, the Company prepaid Ants $359,192 in 2022. The prepayment is amortized based on (i) revenue collected from the sale of Ants’ inventories, (ii) reimbursements of costs incurred by Ants, and (iii) financial consulting fees payable to Ants beginning January 1, 2025 for bookkeeping support services at a monthly rate of $5,000. For the year ended December 31, 2025, the Company recognized $60,000 of financial consulting fees. Revenue collected from the sale of Ants’ inventories was not material for the years presented. As of December 31, 2025 and 2024, the remaining prepayment balance was $66,844 and $126,965, respectively.

During the three and six months ended June 30, 2026, the Company recognized financial consulting fees of $15,000 and $30,000, respectively. As of June 30, 2026, the remaining prepayment balance was $36,844, compared with $66,845 as of December 31, 2025, primarily reflecting amortization of prepaid consulting fees as services were rendered.

10

Other receivable – related party

As of December 31, 2025 and 2024, the Company had gross “other receivable – related party” balances due from Ants of $4,872 and $1,790,009, respectively, before allowance for credit losses of $nil and $nil, respectively. The following table presents the movement of “other receivable – related party” balances due from Ants:

As of June 30, 2026, the Company’s other receivable – related party balance due from Ants remained $4,872. Accounts payable due to Ants were $1,795 as of June 30, 2026, compared with $nil as of December 31, 2025.

	December 31,
	2025	2024
Balance at the beginning of the period	$1,790,009	$1,768,473
Amazon Payments Ants Received (1)	-	(346,458)
Repayment from Ants	(1,790,009)	-
Inventory Transfer /(Procurement) (2)	4,347	427,994
Financial Consulting (3)	-	(60,000)
Balance at the end of the period	$4,872	$1,790,009

1)	Prior to April 2022, Ants collected payments from Amazon customers on behalf of the Company. Beginning in April 2022, the Company obtained direct access to the third-party cross-border payment platform and began receiving customer payments directly. Accordingly, amounts previously held by Ants were repaid to the Company. During the years ended December 31, 2025 and 2024, Ants repaid $1,790,009 and $346,458, respectively.

2)	Inventory-related movements reflect transfers and procurement arrangements between the Company and Ants. During the years ended December 31, 2025 and 2024, such activities resulted in net increases of $4,872 and $427,994, respectively, to the related-party receivable balance.

3)	The Company engaged employees of Ants to provide bookkeeping and financial consulting services. Financial consulting fees totaled $60,000 for the year ended December 31, 2024 and were recorded as reductions of the related-party receivable balance.

Provision for credit losses - related party

AMC recorded a provision for credit loss of $1,262,146 during the year ended December 31, 2023. In the fourth quarter of 2024, AMC reversed the previously recorded credit loss based on Ants’ expected repayment of the other receivable balance, which was repaid in April 2025. As of December 31, 2025 and 2024, the allowance for credit losses related to the “other receivable - related party” balance due from Ants was $nil. The carrying value of the “other receivable - related party” balance due from Ants was $4,872 and $1,790,009 as of December 31, 2025 and 2024, respectively.

Allowance for credit losses - related party

Ants fully repaid its $1,790,009 other receivable balance to AMC in April 2025. As of December 31, 2025 and 2024, the allowance for credit losses related to the “other receivable - related party” balance due from Ants was $nil.

	Year ended
	December 31,
	2025	2024
Balance at beginning of the period	$-	$1,262,146
Provision for credit loss	-	-
Reversal of credit loss	-	(1,262,146)
Balance at the end of the period	$-	$-

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Note payable

On January 1, 2023, AMC entered into a revolving loan agreement with Ants to borrow up to $1,200,000 between January 1, 2023 and June 30, 2024. This loan was unsecured with a daily interest rate not exceeding 0.041% and payable on demand.

As of December 31, 2025 and 2024, AMC had an unpaid loan principal balance of $nil and $nil, respectively, recorded in the account “note payable – related party,” and accrued interest of $nil and $nil, respectively. For the years ended December 31, 2025 and 2024, AMC incurred $nil and $18,999, respectively, of loan interest.

Kami Vision Incorporated

Mr. Da owns 80% of Kami. AMC entered into a revenue-sharing contract with Kami for cloud services in October 2021. Kami’s services include storing recorded videos, image analysis, and providing alert and intelligence detection. Effective July 1, 2025, the revenue-sharing arrangement was amended. The revenue sharing schedule is as follows:

Annual subscription periods	Percentage basis inception through June 30, 2025	Percentage basis From July 1, 2025 Onwards
First year during which an end user starts the cloud service subscription from Kami	30%	30%
Second year during which an end user continues the cloud service subscription from Kami	15%	30%
Third year during which an end user continues the service subscription from Kami	0%	30%

In January 2026, the Company expanded its revenue-sharing arrangement with Kami to include AI service offerings, under which the Company is entitled to 30% of the related subscription revenue. Effective October 1, 2025, the Company also entered into an Intelligent Information Service Agreement with Kami under which the Company is entitled to 30% of net monetization revenue generated by Kami from users associated with the Company’s products. For the three and six months ended June 30, 2026, the Company recognized aggregate revenue-sharing income from Kami of $774,087 and $1,720,137, respectively. Revenue recognized during the six months ended June 30, 2026 consisted of $1,350,246 of cloud service revenue-sharing, $59,790 of AI service-sharing and $310,101 of intelligent information service revenue-sharing.

Accounts receivable – related party

During the years ended December 31, 2025 and 2024, revenue share from Kami amounted to $3,118,617 and $2,754,788, respectively. As of December 31, 2025 and 2024, the Company had “accounts receivable – related party” from Kami in the amounts of $1,632,002 and $190,168, respectively. The increase in accounts receivable – related party as of December 31, 2025 compared to December 31, 2024 primarily reflects increased monetization activities under arrangements with Kami and the timing of settlements.

As of June 30, 2026, accounts receivable – related party due from Kami were $2,744,091. The increase from December 31, 2025 was primarily attributable to increased revenue generated under the Company’s revenue-sharing arrangements with Kami, partially offset by collections during the period.

Subscription receivable - related party

In June 2025, AMC entered into a subscription agreement with Kami, under which Kami subscribed to an aggregate of 228,571 shares of common stock for a total purchase price of $5,000,000. The Company received the full subscription proceeds during 2025, and the transaction was recorded within stockholders’ equity. Accordingly, no subscription receivable was outstanding as of December 31, 2025.

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Other receivable - related party and Marketing incentive subsidy income

Kami and AMC entered into a market promotion subsidy agreement on January 1, 2024 and January 1, 2023, respectively. Pursuant to the agreement, Kami agreed to provide an annual subsidy of up to $2 million for each year to support AMC’s marketing campaign aimed at acquiring new customers from the e-commerce platforms of Amazon and AliExpress through platform-specific advertising. The actual subsidy amounts will be determined by both parties based on circumstances and will be reflected in the monthly invoices sent by AMC to Kami. As these marketing incentive payments are discretionary and not part of AMC’s primary business, AMC recognizes the subsidy from Kami as other income. The receivable amount is recorded as “other receivable – related party”.

For the years ended December 31, 2025 and 2024, AMC recognized marketing incentive subsidy income from Kami of $1,217,586 and $1,779,528, respectively, as other income. As of December 31, 2025 and 2024, AMC had other receivable – related party balances of $nil and $169,833, respectively, related to the subsidy from Kami.

The Market Promotion Subsidy Agreement expired on December 31, 2025 and was not renewed. Accordingly, no marketing incentive subsidy income was recognized during the three or six months ended June 30, 2026, and no related other receivable balance was outstanding as of June 30, 2026.

PIPE financing fund received in advance

In September 2025, AMC received $4,000,000 in advance for the PIPE Financing from Kami. AMC recorded this amount as a liability balance in “PIPE financing fund received in advance,” as the cash was received for Common Stock that would not be issued until the closing of the Business Combination. Upon the closing of the Business Combination, the PIPE Financing was consummated and the liability was reclassified to equity. As of December 31, 2025, there was no balance outstanding in “PIPE financing fund received in advance.”

Product revenue – related party

To promote cloud subscription revenue, Kami launched a promotion during the third quarter of 2024, offering customers a security camera upon subscribing to Kami’s cloud services. Therefore, Kami purchased security cameras from AMC. For the years ended December 31, 2025 and 2024, product revenue - related party from Kami was $3,833 and $6,270, respectively.

Loan forgiveness

On April 8, 2022, AMC entered into a six-month loan agreement to borrow $500,000 from Kami with a due date on October 11, 2022. The annualized interest rate was 3.5%. The principal and accrued interest of this loan, aggregating $518,076, was forgiven by Kami on April 11, 2023 and recognized as other income. As a beneficiary of increased marketing expenses by AMC to promote sales, Kami chose to share the burden of this deficit by forgiving the $500,000 loan and accrued interest of $18,076. There was no loan balance incurred between AMC and Kami during the years ended December 31, 2025 and 2024.

Consulting fee

AMC engaged employees from Kami to work as contractors and assumed responsibility for all related payroll expenses. For the years ended December 31, 2025 and 2024, these contractors assisted AMC with the operation of online stores on e-commerce platforms. As a result, AMC paid Kami service fees of $234,912 and $334,317 for the years ended December 31, 2025 and 2024, respectively.

For the three and six months ended June 30, 2026, the Company incurred consulting fees payable to Kami of $33,869 and $67,480, respectively. There were no outstanding amounts payable to Kami for consulting services as of June 30, 2026.

Sean Da

Subscription receivable - stockholder

On January 31, 2023, Mr. Da purchased 8,000,000 restricted common shares at a price of $80,000, which was paid in May 2024. As a result, AMC had no subscription receivable as of December 31, 2025 or 2024.

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Note receivable - stockholder

On August 1, 2022, January 1, 2023 and January 1, 2024, Mr. Da entered into one-year, interest-free loan agreements with AMC to borrow up to $150,000, $350,000 and $500,000, with due dates of July 30, 2023, December 31, 2023 and December 31, 2024, respectively. As of December 31, 2025 and 2024, the outstanding loan amount was $nil and $15,862, respectively. The balance outstanding as of December 31, 2024 was fully repaid during the year ended December 31, 2025.

Due from stockholder

Mr. Da purchased security cameras from a third-party vendor on behalf of AMC at a total amount of $0 for the year ended December 31, 2024. As of December 31, 2025 and 2024, there was no balance due from stockholder.

Other receivable – related party and business travel expense

Beginning in January 2025, AMC made advance payments to Mr. Da to cover business travel and other operating expenditures incurred on behalf of the Company. These advances are recorded within “other receivable – related party” until the related expenses are substantiated and recognized in the Company’s financial statements. For the year ended December 31, 2025, business travel expenses of $91,665 were incurred on behalf of the Company and recognized as operating expenses. As of December 31, 2025, the remaining balance of $440,596 represents unsubstantiated or unused advances and is included in “other receivable – related party.” The total balance of $440,596 was fully collected in April 2026.

During the six months ended June 30, 2026, the $440,596 balance outstanding at December 31, 2025 was fully repaid. As of June 30, 2026, the Company had an other receivable – related party balance due from Mr. Da of $165,862, primarily representing advances for business travel and other operating expenditures that had not yet been substantiated or settled. During the six months ended June 30, 2026, the Company recognized business travel expenses of $38,114.

Yunyizhilian Information Technology Co., Ltd

Yunyizhilian Information Technology Co., Ltd. (“Yunyizhilian”) is affiliated with Ants Technology (HK) Limited (“Ants”), which is a related party of the Company. Amounts due to Yunyizhilian arose from related-party operating and working capital arrangements. As of December 31, 2025 and 2024, the Company had outstanding other payable balances of $nil and $6,269 owed to Yunyizhilian, respectively. The balance outstanding as of December 31, 2024 primarily represented a short-term, non-interest-bearing working capital advance.

Xiaoyun and Yishijue

Historically, Xiaoyun and Yishijue operated as variable interest entities (“VIEs”), and AMC was regarded as the primary beneficiary of the VIEs for accounting purposes and consolidated their financial results under U.S. GAAP. AMC did not own any equity interests in the VIEs. Mr. Da controlled the primary economic activities of these entities, including the authorization or transfer of the Amazon stores to AMC.

In August 2024, AMC and the two VIEs entered into separate business transfer agreements. Under these agreements, Xiaoyun and Yishijue agreed to transfer all of their ownership in the Amazon online stores to AMC, including, but not limited to, the ownership of the store, business operation rights, customer resources, operational data, technical data, brand usage rights, intellectual property rights, such as trademarks, patents and copyrights, as applicable, and other assets and rights related to the operation of the Amazon online stores in exchange for an aggregate payment of RMB30,000 for each entity. Once the stores were successfully transferred to AMC, Xiaoyun and Yishijue would no longer be VIEs. However, in December 2025, AMC determined that, based on limited transaction volume through these stores, it would transition its sales channel to its own or other third-party platforms and is no longer utilizing the stores from Xiaoyun and Yishijue.

Following the December 2025 deconsolidation, the Company continued limited ordinary-course and transitional transactions with Xiaoyun and Yishijue. As of June 30, 2026, Xiaoyun had accounts receivable and other receivable balances of $517 and $4,143, respectively, and Yishijue had an accounts receivable balance of $667 and an other payable balance of $1,787. These balances arose from limited product sales and transition-period operating expenditures.

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ZKCam Technology Limited

On July 31, 2025, Mr. Da transferred 340,000 shares of common stock, par value $0.01 per share, as an irrevocable gift to ZKCam Technology Limited (hereinafter referred to as “ZKCam”) without receiving any consideration. As a result, ZKCam became a related party.

During the year ended December 31, 2025, AMC sold security cameras to ZKCam and recognized revenue of $511,922 in the account of “product revenue - related party.” As of December 31, 2025, AMC had accounts receivable of $433,888 related to these sales to ZKCam.

During the three and six months ended June 30, 2026, the Company recognized product revenue from ZKCam of $5,143 and $140,507, respectively. As of June 30, 2026, accounts receivable due from ZKCam were $505,775. The receivables are unsecured, non-interest-bearing and are expected to be collected in accordance with the agreed payment terms.

Related Person Transactions Policy

The Company’s board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction or arrangement, or any series of transactions or arrangements in which the Company, or its direct and indirect subsidiaries and controlled entities, is to be a participant, whether or not the Company is a party, and a related party has a direct or indirect material interest in such transaction, unless clearly incidental in nature or it is determined in accordance with the related person transaction policy that such interest is immaterial in nature such that further review is not warranted, including without limitation sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or provided, the borrowing and lending of funds, guarantees of loans or other undertakings and the employment by the Company of an immediate family member of a related person or a change in the terms or conditions of employment of such an individual that is material to such individual. In reviewing and approving any such transactions, the Company’s audit committee is tasked with determining, in light of the relevant facts and circumstances, whether the transaction is in, or not inconsistent with, the best interests of the Company, including, but not limited to, the position or relationship of the related person with the Company, materiality of the transaction, business purpose for and rationale of the transaction, whether the transaction is on terms comparable to those available on an arms-length basis or is on terms that the Company offers generally to persons who are not related persons, whether the transaction is in the ordinary course of business, the effect of the transaction on the Company’s business and operations, potential for a conflict of interest, and overall fairness. All such approved transactions must be reviewed and approved or ratified by the audit committee, taking into account the foregoing considerations, during the next meeting of the audit committee, or sooner if determined to be necessary by the Company’s general counsel.

Independent registered public accounting firm

UHY LLP served as the Company’s independent registered public accounting firm for fiscal 2025. The audit committee has selected UHY LLP to serve for fiscal 2026. No auditor ratification proposal is being submitted at this meeting. A representative of UHY LLP is expected to be available at the meeting, have an opportunity to make a statement and respond to appropriate questions.

Fees paid to UHY LLP	2025	2024
Audit fees	$542,529	$448,001
Audit-related fees	$334,968	$85,474
Tax fees	$0	$0
All other fees	$0	$0

Before formation of the audit committee in the December 2025 business combination, services were approved by the board. Since its formation, the audit committee has pre-approved auditing and permitted non-audit services, subject to applicable exceptions.

15

Proposal 2 Approval of issuances under the SEPA

On September 17, 2026, we entered into the SEPA with Ayame Asset Holdings LLC (“Ayame”). It gives us the option, subject to certain conditions outlined therein, to issue and sell newly issued shares of Common Stock to Ayame from time to time for an aggregate gross purchase price of up to $50.0 million.

The Company may, in its sole discretion and subject to the terms of the SEPA, require Ayame to purchase shares of Common Stock by delivering advance notices. Each advance may be for up to the lower of (i) 100% of the average daily trading volume of the Common Stock during the five trading days immediately preceding the applicable advance notice and (ii) 100,000 shares of Common Stock, unless the parties otherwise agree in writing. For each Company-initiated advance, the Company may select one of two pricing alternatives: (i) 96% of the lowest daily volume-weighted average price (“VWAP”) of the Common Stock during a three-trading-day pricing period commencing no later than the trading day immediately following delivery of the advance notice, or (ii) the lower of (a) 97% of the lowest VWAP during the five consecutive trading days immediately preceding delivery of the advance notice and (b) the lowest traded price during the applicable intraday pricing period. The Company’s right to deliver an advance notice is subject to the satisfaction or waiver by Ayame of certain conditions precedent set forth in the SEPA.

While any amount remains outstanding under promissory notes issued pursuant to the SEPA, the Company is precluded from delivering advance notices to Ayame, except under certain conditions set forth in the SEPA. Additionally, while any amount remains outstanding under a promissory note, Ayame may, in its sole discretion, deliver a notice requiring the Company to issue and sell Common Stock to Ayame in an amount up to, but not exceeding, the outstanding balance of the promissory notes. The purchase price for shares issued pursuant to any such investor notice will equal the lower of (i) $4.017 per share, subject to adjustment as provided in the applicable Promissory Note (the “Fixed Price”), and (ii) 92% of the lowest daily VWAP during the five consecutive trading days immediately preceding the applicable Investor notice (the “Variable Price”), subject to the contractual floor price described in the SEPA and the promissory notes. The purchase price for shares issued pursuant to an investor notice will be paid by offsetting an equal amount outstanding under the promissory notes (first toward accrued and unpaid interest thereunder, if any, and then toward the principal).

The SEPA provides that, in no event may the Company issue to Ayame shares of Common Stock in excess of 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA (the “Exchange Cap”), subject to certain exceptions, in order to comply with Nasdaq listing rules. The Company has agreed to seek stockholder approval for issuances in excess of the Exchange Cap to the extent required by Nasdaq rules.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities pursuant to any agreement in excess of 19.99% of the outstanding common stock immediately before the execution of the applicable agreement at a price that is less than the “Minimum Price” (generally the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement or (ii) the average closing price for the five trading days immediately preceding the signing date of the binding agreement). The SEPA provides for the issuance of shares of Common Stock at prices that could be below the Minimum Price.

Additionally, under Nasdaq Listing Rule 5635(b), stockholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single invested or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Accordingly, under Nasdaq Rule 5635(b), the issuance of the shares of Common Stock under the SEPA could result in a “change of control” of the Company.

As a result, we are seeking to obtain stockholder approval of the issuances under the SEPA in excess of the Exchange Cap pursuant to Nasdaq Listing Rule 5635(b) and 5635(d).

Effects if the Nasdaq Proposal Is Approved

If stockholders approve this proposal, the Company will have the ability to issue shares of Common Stock under the SEPA in excess of the Exchange Cap, subject to the terms and conditions of the SEPA and applicable law. The shares of Common Stock issuable to Ayame would have the same rights and privileges as the shares of the Company’s currently authorized Common Stock. The issuance of such shares will have a dilutive effect on existing stockholders, including on the voting power and economic rights of existing stockholders, and may result in a decline in the price of the Company’s Common Stock or greater price volatility.

16

Effects if the Nasdaq Proposal Is Not Approved

If stockholders do not approve this proposal, the Company’s ability to issue shares of Common Stock under the SEPA will be limited by the Exchange Cap. This could limit the Company’s ability to access capital under the SEPA and may require the Company to seek additional financing, which may not be available on favorable terms or at all. In addition, if stockholders do not approve this proposal and the Company continues to seek stockholder approval, the Company may be required to incur the costs of holding one or more additional stockholder meetings. Accordingly, our Board believes that providing us with the flexibility to issue shares of Common Stock in excess of the Exchange Cap is advisable and in the best interests of the Company and its stockholders.

Potential number of shares and dilution

The number of shares issuable under the SEPA depends on market prices and other variables and cannot be known as of the date of this proxy statement. The following table provides an illustration of the number of shares of Common Stock that can be issued under the SEPA with an assumed price per share. They do not predict price, account for note offsets, or imply that all those shares can be issued under the current charter.

Assumed average issuance price	Illustrative shares for $50.0 million
$4.00	12,500,000
$1.00	50,000,000
$0.25	200,000,000

As of the record date, we had 100,000,000 authorized shares of Common Stock and _____ shares issued and outstanding. The $0.25 illustration exceeds the currently authorized shares of Common Stock. Approval of this proposal would not increase the number of authorized shares. If additional authorized shares are required, a separate charter amendment and stockholder vote would be necessary.

Required Vote and Recommendation

Approval of the Nasdaq Proposal will require the affirmative vote of a majority of the shares represented and entitled to vote on the proposal.

Board Recommendation

The Board recommends that stockholders vote “FOR” the approval of the NASDAQ Proposal.

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Proposal 3 Adjournment of the annual meeting

The Company is proposing the Adjournment Proposal to allow the Company to adjourn the annual meeting to a later date or dates if necessary or desirable.

If the Adjournment Proposal is presented at the annual meeting and is not approved by the stockholders, the Company may not be able to adjourn the meeting to a later date or dates if necessary.

Board Recommendation

The board of directors recommends that stockholders vote “FOR” the approval of the Adjournment Proposal.

Stockholder proposals and director nominations

A stockholder seeking inclusion of a proposal in the proxy materials for the 2027 annual meeting under Rule 14a-8 must deliver it to our corporate secretary by ________, 2027 unless the 2027 meeting date changes by more than 30 days from the anniversary of this meeting. A proposal or director nomination to be presented without inclusion in our proxy materials must satisfy the advance notice provisions of our bylaws; the applicable notice window is [dates]. Rule 14a-19 imposes additional notice requirements on a stockholder intending to solicit proxies for director nominees other than the Company’s nominees. Notices should be sent to the corporate secretary at our principal office.

Other business and householding

The board knows of no other business to be properly presented. If another matter properly comes before the meeting, the proxy holders will vote in their discretion. We may deliver one set of proxy materials to stockholders at the same address who have consented to householding; a separate copy is available without charge by writing to our corporate secretary at 12 East 49th Street, Suite 1805, New York, New York 10017 or calling (734) 709-5127.

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PRELIMINARY PROXY CARD

AMC ROBOTICS CORPORATION

2026 Annual Meeting of Stockholders

December 2, 2026

This proxy is solicited by the Board of Directors. The undersigned appoints Shengwei (Sean) Da and Min Ma, each with power of substitution, to vote all shares of common stock the undersigned is entitled to vote at the meeting and any adjournment or postponement as directed below. If no direction is made, the shares will be voted FOR each nominee and FOR Proposals 2 and 3.

1. Election of directors.   ☐ FOR ALL nominees   ☐ WITHHOLD ALL nominees   ☐ FOR ALL EXCEPT the nominee(s) marked below

☐ Shengwei (Sean) Da    ☐ Hongfei Zhang   ☐ Dahe (Taylor) Zhang   ☐ Yong (David) Yan

2. Approval of issuances under the Standby Equity Purchase Agreement and related notes in excess of the Nasdaq Exchange Cap.   ☐ FOR   ☐ AGAINST   ☐ ABSTAIN

3. Adjournment of the annual meeting, if necessary or appropriate. ☐ FOR ☐ AGAINST ☐ ABSTAIN

Signature: ________________________ Date: ________________________

Signature (joint owner): ________________________ Date: ________________________

Please sign exactly as your name appears. Joint owners should each sign. An attorney, executor, administrator, trustee or corporate officer should state that capacity.